Exhibit 99.2

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited)
Second Quarter 2023

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2023 Earnings Release

*Use of non-GAAP financial measures
Regions believes that presentation of non-GAAP financial measures provides a meaningful basis for period to period comparisons, which management believes will assist investors in assessing the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes certain adjustments does not represent the amount that effectively accrues directly to shareholders. Additionally, our non-GAAP financial measures may not be comparable to similar non-GAAP financial measures used by other companies.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2023 Earnings Release
Financial Highlights

	Quarter Ended
($ amounts in millions, except per share data)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Earnings Summary
Interest income - taxable equivalent	$1,751	$1,654	$1,565	$1,355	$1,166
Interest expense - taxable equivalent	358	224	151	81	47
Net interest income - taxable equivalent	1,393	1,430	1,414	1,274	1,119
Less: Taxable-equivalent adjustment	12	13	13	12	11
Net interest income	1,381	1,417	1,401	1,262	1,108
Provision for credit losses	118	135	112	135	60
Net interest income after provision for credit losses	1,263	1,282	1,289	1,127	1,048
Non-interest income	576	534	600	605	640
Non-interest expense	1,111	1,027	1,017	1,170	948
Income before income taxes	728	789	872	562	740
Income tax expense	147	177	187	133	157
Net income	$581	$612	$685	$429	$583
Net income available to common shareholders	$556	$588	$660	$404	$558

Weighted-average shares outstanding—during quarter:
Basic	939	935	934	934	934
Diluted	939	942	941	940	940

Earnings per common share - basic	$0.59	$0.63	$0.71	$0.43	$0.60
Earnings per common share - diluted	$0.59	$0.62	$0.70	$0.43	$0.59

Balance Sheet Summary
At quarter-end
Loans, net of unearned income	$99,191	$98,057	$97,009	$94,711	$93,458
Allowance for credit losses	(1,633)	(1,596)	(1,582)	(1,539)	(1,514)
Assets	155,656	154,135	155,220	157,798	160,908
Deposits	126,959	128,460	131,743	135,378	138,263
Long-term borrowings	4,293	2,307	2,284	2,274	2,319
Shareholders' equity	16,639	16,883	15,947	15,173	16,507
Average balances
Loans, net of unearned income	$98,581	$97,277	$95,752	$94,684	$90,764
Assets	153,774	153,082	155,668	158,422	161,826
Deposits	125,539	129,042	133,007	135,518	139,592
Long-term borrowings	3,517	2,286	2,275	2,319	2,328
Shareholders' equity	16,892	16,457	15,442	16,473	16,404

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2023 Earnings Release
Selected Ratios and Other Information

	As of and for Quarter Ended
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Return on average assets* (1)	1.52%	1.62%	1.75%	1.07%	1.44%
Return on average common shareholders' equity*	14.65%	16.10%	19.01%	10.82%	15.18%
Return on average tangible common shareholders’ equity (non-GAAP)* (2)	23.82%	26.70%	33.20%	18.02%	25.40%
Return on average tangible common shareholders’ equity excluding AOCI (non-GAAP)* (2)	18.14%	19.85%	22.91%	14.42%	20.85%
Efficiency ratio	56.4%	52.3%	50.5%	62.3%	53.9%
Adjusted efficiency ratio (non-GAAP) (2)	56.4%	52.2%	51.6%	52.6%	54.2%
Dividend payout ratio (3)	33.7%	31.8%	28.3%	46.2%	28.5%
Common book value per share	$15.95	$16.29	$15.29	$14.46	$15.89
Tangible common book value per share (non-GAAP) (2)	$9.72	$10.01	$9.00	$8.15	$9.55
Total equity to total assets	10.69%	10.95%	10.27%	9.62%	10.26%
Tangible common shareholders’ equity to tangible assets (non-GAAP) (2)	6.09%	6.31%	5.63%	5.01%	5.76%
Common equity (4)	$12,787	$12,420	$12,066	$11,554	$11,298
Total risk-weighted assets (4)	$127,143	$125,747	$125,752	$124,395	$122,154
Common equity Tier 1 ratio (4)	10.1%	9.9%	9.6%	9.3%	9.2%
Tier 1 capital ratio (4)	11.4%	11.2%	10.9%	10.6%	10.6%
Total risk-based capital ratio (4)	13.1%	12.9%	12.5%	12.3%	12.3%
Leverage ratio (4)	9.5%	9.3%	8.9%	8.5%	8.2%
Effective tax rate	20.2%	22.4%	21.5%	23.7%	21.2%
Allowance for credit losses as a percentage of loans, net of unearned income	1.65%	1.63%	1.63%	1.63%	1.62%
Allowance for credit losses to non-performing loans, excluding loans held for sale	332%	288%	317%	311%	410%
Net interest margin (FTE)*	4.04%	4.22%	3.99%	3.53%	3.06%
Loans, net of unearned income, to total deposits	78.1%	76.3%	73.6%	70.0%	67.6%
Net charge-offs as a percentage of average loans*	0.33%	0.35%	0.29%	0.46%	0.17%
Adjusted net charge-offs as a percentage of average loans (non-GAAP) * (2)	0.33%	0.35%	0.29%	0.19%	0.17%
Non-performing loans, excluding loans held for sale, as a percentage of loans	0.50%	0.56%	0.52%	0.52%	0.39%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties, and non-performing loans held for sale	0.51%	0.58%	0.53%	0.54%	0.41%
Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties, and non-performing loans held for sale (5)	0.64%	0.71%	0.75%	0.65%	0.52%
Associate headcount—full-time equivalent	20,349	20,113	20,073	19,950	19,673
ATMs	2,025	2,034	2,039	2,043	2,048
Branch Statistics
Full service	1,245	1,251	1,252	1,259	1,259
Drive-through/transaction service only	31	34	34	35	35
Total branch outlets	1,276	1,285	1,286	1,294	1,294

*Annualized
(1)Calculated by dividing net income by average assets.
(2)See reconciliation of GAAP to non-GAAP Financial Measures that begin on pages 12, 16, 17, 18 and 20.
(3)Dividend payout ratio reflects dividends declared within the applicable period.
(4)Current quarter Common equity as well as Total risk-weighted assets, Common equity Tier 1, Tier 1 capital, Total risk-based capital and Leverage ratios are estimated.
(5)Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 21 for amounts related to these loans.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2023 Earnings Release
Consolidated Balance Sheets

	As of
($ amounts in millions)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Assets:
Cash and due from banks	$2,480	$2,395	$1,997	$2,117	$2,301
Interest-bearing deposits in other banks	7,406	6,438	9,230	13,549	18,199
Debt securities held to maturity	777	790	801	817	836
Debt securities available for sale	27,296	28,230	27,933	28,126	29,052
Loans held for sale	554	564	354	720	612
Loans, net of unearned income	99,191	98,057	97,009	94,711	93,458
Allowance for loan losses	(1,513)	(1,472)	(1,464)	(1,418)	(1,425)
Net loans	97,678	96,585	95,545	93,293	92,033
Other earning assets	1,563	1,335	1,308	1,341	1,428
Premises and equipment, net	1,622	1,705	1,718	1,744	1,768
Interest receivable	575	538	511	424	365
Goodwill	5,733	5,733	5,733	5,739	5,749
Residential mortgage servicing rights at fair value (MSRs)	801	790	812	809	770
Other identifiable intangible assets, net	226	238	249	266	279
Other assets	8,945	8,794	9,029	8,853	7,516
Total assets	$155,656	$154,135	$155,220	$157,798	$160,908
Liabilities and Equity:
Deposits:
Non-interest-bearing	$46,898	$49,647	$51,348	$54,996	$58,510
Interest-bearing	80,061	78,813	80,395	80,382	79,753
Total deposits	126,959	128,460	131,743	135,378	138,263
Borrowed funds:
Short-term borrowings	3,000	2,000	—	—	—
Long-term borrowings	4,293	2,307	2,284	2,274	2,319
Other liabilities	4,743	4,466	5,242	4,973	3,819
Total liabilities	138,995	137,233	139,269	142,625	144,401
Equity:
Preferred stock, non-cumulative perpetual	1,659	1,659	1,659	1,659	1,659
Common stock	10	10	10	10	10
Additional paid-in capital	11,979	11,996	11,988	11,976	11,962
Retained earnings	7,802	7,433	7,004	6,531	6,314
Treasury stock, at cost	(1,371)	(1,371)	(1,371)	(1,371)	(1,371)
Accumulated other comprehensive income (loss), net	(3,440)	(2,844)	(3,343)	(3,632)	(2,067)
Total shareholders’ equity	16,639	16,883	15,947	15,173	16,507
Noncontrolling interest	22	19	4	—	—
Total equity	16,661	16,902	15,951	15,173	16,507
Total liabilities and equity	$155,656	$154,135	$155,220	$157,798	$160,908

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2023 Earnings Release
End of Period Loans

	As of
						6/30/2023		6/30/2023
($ amounts in millions)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	vs. 3/31/2023		vs. 6/30/2022
Commercial and industrial	$52,300	$51,811	$50,905	$49,591	$48,492	$489	0.9%	$3,808	7.9%
Commercial real estate mortgage—owner-occupied	4,797	4,938	5,103	5,167	5,218	(141)	(2.9)%	(421)	(8.1)%
Commercial real estate construction—owner-occupied	292	306	298	282	266	(14)	(4.6)%	26	9.8%
Total commercial	57,389	57,055	56,306	55,040	53,976	334	0.6%	3,413	6.3%
Commercial investor real estate mortgage	6,500	6,392	6,393	6,295	5,892	108	1.7%	608	10.3%
Commercial investor real estate construction	2,132	2,040	1,986	1,824	1,720	92	4.5%	412	24.0%
Total investor real estate	8,632	8,432	8,379	8,119	7,612	200	2.4%	1,020	13.4%
Total business	66,021	65,487	64,685	63,159	61,588	534	0.8%	4,433	7.2%
Residential first mortgage	19,755	19,172	18,810	18,399	17,892	583	3.0%	1,863	10.4%
Home equity—lines of credit (1)	3,313	3,397	3,510	3,521	3,550	(84)	(2.5)%	(237)	(6.7)%
Home equity—closed-end (2)	2,425	2,446	2,489	2,515	2,524	(21)	(0.9)%	(99)	(3.9)%
Consumer credit card	1,231	1,219	1,248	1,186	1,172	12	1.0%	59	5.0%
Other consumer—exit portfolios (3)	416	488	570	662	775	(72)	(14.8)%	(359)	(46.3)%
Other consumer	6,030	5,848	5,697	5,269	5,957	182	3.1%	73	1.2%
Total consumer	33,170	32,570	32,324	31,552	31,870	600	1.8%	1,300	4.1%
Total Loans	$99,191	$98,057	$97,009	$94,711	$93,458	$1,134	1.2%	$5,733	6.1%
______
(1)     The balance of Regions' home equity lines of credit consists of $1,689 million of first lien and $1,624 million of second lien at 6/30/2023.
(2)    The balance of Regions' closed-end home equity loans consists of $2,132 million of first lien and $293 million of second lien at 6/30/2023.
(3)    Regions ceased originating indirect vehicle loans in the second quarter of 2019 and decided not to renew another third party relationship in the fourth quarter of 2019.

	As of
End of Period Loans by Percentage	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Commercial and industrial	52.7%	52.8%	52.5%	52.4%	51.9%
Commercial real estate mortgage—owner-occupied	4.9%	5.0%	5.3%	5.5%	5.6%
Commercial real estate construction—owner-occupied	0.3%	0.3%	0.3%	0.3%	0.3%
Total commercial	57.9%	58.1%	58.1%	58.2%	57.8%
Commercial investor real estate mortgage	6.6%	6.5%	6.6%	6.6%	6.3%
Commercial investor real estate construction	2.1%	2.1%	2.0%	1.9%	1.8%
Total investor real estate	8.7%	8.6%	8.6%	8.5%	8.1%
Total business	66.6%	66.7%	66.7%	66.7%	65.9%
Residential first mortgage	19.9%	19.6%	19.4%	19.4%	19.1%
Home equity—lines of credit	3.3%	3.5%	3.6%	3.7%	3.8%
Home equity—closed-end	2.4%	2.5%	2.6%	2.7%	2.7%
Consumer credit card	1.2%	1.2%	1.3%	1.3%	1.3%
Other consumer—exit portfolios	0.4%	0.5%	0.6%	0.7%	0.8%
Other consumer	6.2%	6.0%	5.8%	5.5%	6.4%
Total consumer	33.4%	33.3%	33.3%	33.3%	34.1%
Total Loans	100.0%	100.0%	100.0%	100.0%	100.0%

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2023 Earnings Release
Average Balances of Loans

	Average Balances
($ amounts in millions)	2Q23	1Q23	4Q22	3Q22	2Q22	2Q23 vs. 1Q23		2Q23 vs. 2Q22
Commercial and industrial	$52,039	$51,158	$50,135	$49,120	$46,538	$881	1.7%	$5,501	11.8%
Commercial real estate mortgage—owner-occupied	4,905	5,013	5,073	5,167	5,204	(108)	(2.2)%	(299)	(5.7)%
Commercial real estate construction—owner-occupied	292	292	289	274	273	—	—%	19	7.0%
Total commercial	57,236	56,463	55,497	54,561	52,015	773	1.4%	5,221	10.0%
Commercial investor real estate mortgage	6,459	6,444	6,406	6,115	5,760	15	0.2%	699	12.1%
Commercial investor real estate construction	2,023	1,960	1,884	1,764	1,668	63	3.2%	355	21.3%
Total investor real estate	8,482	8,404	8,290	7,879	7,428	78	0.9%	1,054	14.2%
Total business	65,718	64,867	63,787	62,440	59,443	851	1.3%	6,275	10.6%
Residential first mortgage	19,427	18,957	18,595	18,125	17,569	470	2.5%	1,858	10.6%
Home equity—lines of credit	3,354	3,460	3,520	3,531	3,571	(106)	(3.1)%	(217)	(6.1)%
Home equity—closed-end	2,431	2,461	2,497	2,519	2,511	(30)	(1.2)%	(80)	(3.2)%
Consumer credit card	1,217	1,214	1,207	1,176	1,145	3	0.2%	72	6.3%
Other consumer—exit portfolios (1)	450	527	613	716	836	(77)	(14.6)%	(386)	(46.2)%
Other consumer	5,984	5,791	5,533	6,177	5,689	193	3.3%	295	5.2%
Total consumer	32,863	32,410	31,965	32,244	31,321	453	1.4%	1,542	4.9%
Total Loans	$98,581	$97,277	$95,752	$94,684	$90,764	$1,304	1.3%	$7,817	8.6%

	Average Balances
	Six Months Ended June 30
($ amounts in millions)	2023	2022	2023 vs. 2022
Commercial and industrial	$51,601	$45,273	$6,328	14.0%
Commercial real estate mortgage—owner-occupied	4,959	5,221	(262)	(5.0)%
Commercial real estate construction—owner-occupied	292	270	22	8.1%
Total commercial	56,852	50,764	6,088	12.0%
Commercial investor real estate mortgage	6,452	5,638	814	14.4%
Commercial investor real estate construction	1,991	1,618	373	23.1%
Total investor real estate	8,443	7,256	1,187	16.4%
Total business	65,295	58,020	7,275	12.5%
Residential first mortgage	19,193	17,532	1,661	9.5%
Home equity—lines of credit	3,407	3,619	(212)	(5.9)%
Home equity—closed-end	2,446	2,504	(58)	(2.3)%
Consumer credit card	1,216	1,143	73	6.4%
Other consumer—exit portfolios (1)	488	911	(423)	(46.4)%
Other consumer	5,888	5,568	320	5.7%
Total consumer	32,638	31,277	1,361	4.4%
Total Loans	$97,933	$89,297	$8,636	9.7%
_____
NM - Not meaningful.
(1)Regions ceased originating indirect vehicle lending in the second quarter of 2019 and decided not to renew a third party relationship in the fourth quarter of 2019.

.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2023 Earnings Release
End of Period Deposits

	As of
						6/30/2023		6/30/2023
($ amounts in millions)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	vs. 3/31/2023		vs. 6/30/2022
Interest-free deposits	$46,898	$49,647	$51,348	$54,996	$58,510	$(2,749)	(5.5)%	$(11,612)	(19.8)%
Interest-bearing checking	22,892	24,066	25,676	26,500	26,989	(1,174)	(4.9)%	(4,097)	(15.2)%
Savings	14,217	15,286	15,662	16,083	16,220	(1,069)	(7.0)%	(2,003)	(12.3)%
Money market—domestic	32,230	31,688	33,285	32,444	31,116	542	1.7%	1,114	3.6%
Low-cost deposits	116,237	120,687	125,971	130,023	132,835	(4,450)	(3.7)%	(16,598)	(12.5)%
Time deposits	10,722	7,773	5,772	5,355	5,428	2,949	37.9%	5,294	97.5%
Total Deposits	$126,959	$128,460	$131,743	$135,378	$138,263	$(1,501)	(1.2)%	$(11,304)	(8.2)%

	As of
						6/30/2023		6/30/2023
($ amounts in millions)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	vs. 3/31/2023		vs. 6/30/2022
Consumer Bank Segment	$81,554	$83,296	$83,487	$85,455	$84,987	$(1,742)	(2.1)%	$(3,433)	(4.0)%
Corporate Bank Segment	35,332	35,185	37,145	38,293	41,456	147	0.4%	(6,124)	(14.8)%
Wealth Management Segment	7,176	7,941	9,111	9,400	9,489	(765)	(9.6)%	(2,313)	(24.4)%
Other (1)(2)	2,897	2,038	2,000	2,230	2,331	859	42.1%	566	24.3%
Total Deposits	$126,959	$128,460	$131,743	$135,378	$138,263	$(1,501)	(1.2)%	$(11,304)	(8.2)%

	As of
						6/30/2023		6/30/2023
($ amounts in millions)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	vs. 3/31/2023		vs. 6/30/2022
Wealth Management - Private Wealth	$6,552	$7,238	$8,196	$8,565	$8,771	$(686)	(9.5)%	$(2,219)	(25.3)%
Wealth Management - Institutional Services	624	703	915	835	718	(79)	(11.2)%	(94)	(13.1)%
Total Wealth Management Segment Deposits	$7,176	$7,941	$9,111	$9,400	$9,489	$(765)	(9.6)%	$(2,313)	(24.4)%

	As of
End of Period Deposits by Percentage	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Interest-free deposits	36.9%	38.6%	39.0%	40.6%	42.3%
Interest-bearing checking	18.0%	18.7%	19.5%	19.6%	19.5%
Savings	11.2%	11.9%	11.9%	11.9%	11.7%
Money market—domestic	25.4%	24.7%	25.3%	24.0%	22.5%
Low-cost deposits	91.5%	93.9%	95.7%	96.1%	96.0%
Time deposits	8.5%	6.1%	4.3%	3.9%	4.0%
Total Deposits	100.0%	100.0%	100.0%	100.0%	100.0%
NM - Not meaningful.
(1)Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits) and includes additional wholesale funding arrangements entered into in the second quarter of 2023.
(2)Includes brokered deposits totaling $2.0 billion at 6/30/2023, $1.1 billion at 3/31/2023, $1.2 billion at 12/31/2022, $1.3 billion at 9/30/2022 and $1.5 billion at 6/30/2022.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2023 Earnings Release
Average Balances of Deposits

	Average Balances
($ amounts in millions)	2Q23	1Q23	4Q22	3Q22	2Q22	2Q23 vs. 1Q23		2Q23 vs. 2Q22
Interest-free deposits	$47,178	$49,592	$53,107	$55,806	$58,911	$(2,414)	(4.9)%	$(11,733)	(19.9)%
Interest-bearing checking	22,979	24,697	25,379	26,665	27,533	(1,718)	(7.0)%	(4,554)	(16.5)%
Savings	14,701	15,418	15,840	16,176	16,200	(717)	(4.7)%	(1,499)	(9.3)%
Money market—domestic	31,567	32,522	33,219	31,520	31,348	(955)	(2.9)%	219	0.7%
Low-cost deposits	116,425	122,229	127,545	130,167	133,992	(5,804)	(4.7)%	(17,567)	(13.1)%
Time deposits	9,114	6,813	5,462	5,351	5,600	2,301	33.8%	3,514	62.8%
Total Deposits	$125,539	$129,042	$133,007	$135,518	$139,592	$(3,503)	(2.7)%	(14,053)	(10.1)%

	Average Balances
($ amounts in millions)	2Q23	1Q23	4Q22	3Q22	2Q22	2Q23 vs. 1Q23		2Q23 vs. 2Q22
Consumer Bank Segment	$80,999	$82,200	$83,555	$84,741	$85,224	$(1,201)	(1.5)%	$(4,225)	(5.0)%
Corporate Bank Segment	34,860	36,273	38,176	39,058	41,920	(1,413)	(3.9)%	(7,060)	(16.8)%
Wealth Management Segment	7,470	8,463	9,065	9,467	10,020	(993)	(11.7)%	(2,550)	(25.4)%
Other (1)	2,210	2,106	2,211	2,252	2,428	104	4.9%	(218)	(9.0)%
Total Deposits	$125,539	$129,042	$133,007	$135,518	$139,592	$(3,503)	(2.7)%	$(14,053)	(10.1)%

	Average Balances
($ amounts in millions)	2Q23	1Q23	4Q22	3Q22	2Q22	2Q23 vs. 1Q23		2Q23 vs. 2Q22
Wealth Management - Private Wealth	$6,855	$7,785	$8,367	$8,792	$9,266	$(930)	(11.9)%	$(2,411)	(26.0)%
Wealth Management - Institutional Services	615	678	698	675	754	(63)	(9.3)%	(139)	(18.4)%
Total Wealth Management Segment Deposits	$7,470	$8,463	$9,065	$9,467	$10,020	$(993)	(11.7)%	$(2,550)	(25.4)%

	Average Balances
	Six Months Ended June 30
($ amounts in millions)	2023	2022	2023 vs. 2022
Interest-free deposits	$48,378	$58,516	$(10,138)	(17.3)%
Interest-bearing checking	23,833	27,651	(3,818)	(13.8)%
Savings	15,058	15,871	(813)	(5.1)%
Money market—domestic	32,042	31,375	667	2.1%
Low-cost deposits	119,311	133,413	(14,102)	(10.6)%
Time deposits	7,970	5,752	2,218	38.6%
Total Deposits	$127,281	$139,165	$(11,884)	(8.5)%

	Average Balances
	Six Months Ended June 30
($ amounts in millions)	2023	2022	2023 vs. 2022
Consumer Bank Segment	$81,596	$84,145	$(2,549)	(3.0)%
Corporate Bank Segment	35,563	42,204	(6,641)	(15.7)%
Wealth Management Segment	7,964	10,270	(2,306)	(22.5)%
Other (1)	2,158	2,546	(388)	(15.2)%
Total Deposits	$127,281	$139,165	$(11,884)	(8.5)%

	Average Balances
	Six Months Ended June 30
($ amounts in millions)	2023	2022	2023 vs. 2022
Wealth Management - Private Wealth	$7,318	$9,485	$(2,167)	(22.8)%
Wealth Management - Institutional Services	646	785	(139)	(17.7)%
Total Wealth Management Segment Deposits	$7,964	$10,270	$(2,306)	(22.5)%
________
NM - Not meaningful.
(1)Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits) and includes additional wholesale funding arrangements entered into in the second quarter of 2023.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2023 Earnings Release
Consolidated Statements of Income

	Quarter Ended
($ amounts in millions, except per share data)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Interest income on:
Loans, including fees	$1,454	$1,360	$1,208	$1,072	$932
Debt securities	185	187	222	171	157
Loans held for sale	10	7	9	8	10
Other earning assets	90	87	113	92	56
Total interest income	1,739	1,641	1,552	1,343	1,155
Interest expense on:
Deposits	260	179	114	50	20
Short-term borrowings	42	5	—	—	—
Long-term borrowings	56	40	37	31	27
Total interest expense	358	224	151	81	47
Net interest income	1,381	1,417	1,401	1,262	1,108
Provision for credit losses	118	135	112	135	60
Net interest income after provision for credit losses	1,263	1,282	1,289	1,127	1,048
Non-interest income:
Service charges on deposit accounts	152	155	152	156	165
Card and ATM fees	130	121	130	126	133
Wealth management income	110	112	108	108	102
Capital markets income	68	42	61	93	112
Mortgage income	26	24	24	37	47
Securities gains (losses), net	—	(2)	—	(1)	—
Other	90	82	125	86	81
Total non-interest income	576	534	600	605	640
Non-interest expense:
Salaries and employee benefits	603	616	604	593	575
Equipment and software expense	101	102	102	98	97
Net occupancy expense	73	73	74	76	75
Other	334	236	237	403	201
Total non-interest expense	1,111	1,027	1,017	1,170	948
Income before income taxes	728	789	872	562	740
Income tax expense	147	177	187	133	157
Net income	$581	$612	$685	$429	$583
Net income available to common shareholders	$556	$588	$660	$404	$558
Weighted-average shares outstanding—during quarter:
Basic	939	935	934	934	934
Diluted	939	942	941	940	940
Actual shares outstanding—end of quarter	939	935	934	934	934
Earnings per common share: (1)
Basic	$0.59	$0.63	$0.71	$0.43	$0.60
Diluted	$0.59	$0.62	$0.70	$0.43	$0.59
Taxable-equivalent net interest income	$1,393	$1,430	$1,414	$1,274	$1,119
________
(1) Quarterly amounts may not add to year-to-date amounts due to rounding.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2023 Earnings Release
Consolidated Statements of Income (continued) (unaudited)

	Six Months Ended June 30
($ amounts in millions, except per share data)	2023	2022
Interest income on:
Loans, including fees	$2,814	$1,808
Debt securities	372	295
Loans held for sale	17	19
Other earning assets	177	85
Total interest income	3,380	2,207
Interest expense on:
Deposits	439	33
Short-term borrowings	47	—
Long-term borrowings	96	51
Total interest expense	582	84
Net interest income	2,798	2,123
Provision for credit losses	253	24
Net interest income after provision for credit losses	2,545	2,099
Non-interest income:
Service charges on deposit accounts	307	333
Card and ATM fees	251	257
Wealth management income	222	203
Capital markets income	110	185
Mortgage income	50	95
Securities gains (losses), net	(2)	—
Other	172	151
Total non-interest income	1,110	1,224
Non-interest expense:
Salaries and employee benefits	1,219	1,121
Equipment and software expense	203	192
Net occupancy expense	146	150
Other	570	418
Total non-interest expense	2,138	1,881
Income before income taxes	1,517	1,442
Income tax expense	324	311
Net income	$1,193	$1,131
Net income available to common shareholders	$1,144	$1,082
Weighted-average shares outstanding—during year:
Basic	938	936
Diluted	941	943
Actual shares outstanding—end of period	939	934
Earnings per common share:
Basic	$1.22	$1.16
Diluted	$1.22	$1.15
Taxable-equivalent net interest income	$2,823	$2,145

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2023 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis

	Quarter Ended
	6/30/2023			3/31/2023
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$1	$—	5.02%	$—	$—	—%
Debt securities (2)	31,588	185	2.35	32,044	187	2.33
Loans held for sale	539	10	7.11	389	7	7.23
Loans, net of unearned income:
Commercial and industrial (3)	52,039	820	6.29	51,158	763	6.02
Commercial real estate mortgage—owner-occupied (4)	4,905	64	5.13	5,013	61	4.88
Commercial real estate construction—owner-occupied	292	4	5.73	292	4	5.26
Commercial investor real estate mortgage	6,459	110	6.74	6,444	100	6.23
Commercial investor real estate construction	2,023	38	7.55	1,960	35	7.09
Residential first mortgage	19,427	169	3.48	18,957	161	3.40
Home equity	5,785	90	6.22	5,921	88	5.93
Consumer credit card	1,217	46	15.10	1,214	45	14.93
Other consumer—exit portfolios	450	7	6.31	527	8	6.20
Other consumer	5,984	118	7.91	5,791	108	7.56
Total loans, net of unearned income	98,581	1,466	5.94	97,277	1,373	5.68
Interest-bearing deposits in other banks	6,111	79	5.21	6,508	72	4.49
Other earning assets	1,411	11	3.05	1,340	15	4.70
Total earning assets	138,231	1,751	5.06	137,558	1,654	4.84
Unrealized gains/(losses) on debt securities available for sale, net (2)	(3,064)			(3,081)
Allowance for loan losses	(1,497)			(1,427)
Cash and due from banks	2,320			2,360
Other non-earning assets	17,784			17,672
	$153,774			$153,082
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$14,701	5	0.12	$15,418	4	0.11
Interest-bearing checking	22,979	63	1.09	24,697	54	0.89
Money market	31,567	130	1.66	32,522	91	1.13
Time deposits	9,114	62	2.74	6,813	30	1.80
Total interest-bearing deposits (6)	78,361	260	1.33	79,450	179	0.91
Federal funds purchased and securities sold under agreements to repurchase	17	—	5.23	—	—	—
Short-term borrowings	3,242	42	5.06	400	5	4.92
Long-term borrowings	3,517	56	6.42	2,286	40	6.91
Total interest-bearing liabilities	85,137	358	1.69	82,136	224	1.10
Non-interest-bearing deposits (5)	47,178	—	—	49,592	—	—
Total funding sources	132,315	358	1.08	131,728	224	0.69
Net interest spread (2)			3.37			3.73
Other liabilities	4,548			4,891
Shareholders’ equity	16,892			16,457
Noncontrolling interest	19			6
	$153,774			$153,082
Net interest income/margin FTE basis (2)		$1,393	4.04%		$1,430	4.22%
_______
(1) Amounts have been calculated using whole dollar values.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3) Interest income includes hedging expense of $29 million for the quarter ended June 30, 2023 and $13 million for the quarter ended March 31, 2023.
(4) Interest income includes hedging expense of $3 million for the quarter ended June 30, 2023 and $2 million for the quarter ended March 31, 2023.
(5) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 0.83% for the quarter ended June 30, 2023 and 0.56% for the quarter ended March 31, 2023.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2023 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis (continued)

	Quarter Ended
	12/31/2022			9/30/2022			6/30/2022
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$1	$—	3.56%	$1	$—	2.43%	$—	$—	—%
Debt securities (2)(3)	32,213	222	2.75	32,101	171	2.12	31,429	157	2.00
Loans held for sale	537	9	6.53	539	8	6.09	704	10	5.39
Loans, net of unearned income:
Commercial and industrial (4)	50,135	647	5.10	49,120	549	4.42	46,538	480	4.12
Commercial real estate mortgage—owner-occupied (5)	5,073	55	4.27	5,167	56	4.20	5,204	56	4.31
Commercial real estate construction—owner-occupied	289	4	4.96	274	3	4.53	273	2	3.85
Commercial investor real estate mortgage	6,406	89	5.43	6,115	64	4.06	5,760	39	2.69
Commercial investor real estate construction	1,884	30	6.24	1,764	22	4.77	1,668	14	3.34
Residential first mortgage	18,595	155	3.33	18,125	147	3.24	17,569	137	3.12
Home equity	6,017	81	5.31	6,050	68	4.49	6,082	56	3.76
Consumer credit card	1,207	44	14.34	1,176	40	13.79	1,145	36	12.38
Other consumer—exit portfolios	613	9	6.07	716	10	5.72	836	13	5.93
Other consumer	5,533	107	7.77	6,177	125	8.03	5,689	110	7.73
Total loans, net of unearned income	95,752	1,221	5.05	94,684	1,084	4.53	90,764	943	4.15
Interest-bearing deposits in other banks	10,600	100	3.74	14,353	81	2.25	22,246	45	0.81
Other earning assets	1,380	13	3.76	1,379	11	3.34	1,445	11	2.79
Total earning assets	140,483	1,565	4.42	143,057	1,355	3.76	146,588	1,166	3.18
Unrealized gains/(losses) on debt securities available for sale, net (2)	(3,582)			(2,389)			(2,107)
Allowance for loan losses	(1,447)			(1,432)			(1,419)
Cash and due from banks	2,406			2,291			2,386
Other non-earning assets	17,808			16,895			16,378
	$155,668			$158,422			$161,826
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$15,840	4	0.10	$16,176	5	0.11	$16,200	5	0.12
Interest-bearing checking	25,379	42	0.65	26,665	22	0.33	27,533	6	0.09
Money market	33,219	57	0.69	31,520	17	0.22	31,348	4	0.05
Time deposits	5,462	11	0.80	5,351	6	0.45	5,600	5	0.34
Total interest-bearing deposits (6)	79,900	114	0.57	79,712	50	0.25	80,681	20	0.10
Federal funds purchased and securities sold under agreements to repurchase	39	—	3.73	—	—	—	—	—	—
Short-term borrowings	—	—	—	30	—	0.23	7	—	1.01
Long-term borrowings	2,275	37	6.38	2,319	31	5.39	2,328	27	4.53
Total interest-bearing liabilities	82,214	151	0.73	82,061	81	0.39	83,016	47	0.22
Non-interest-bearing deposits (6)	53,107	—	—	55,806	—	—	58,911	—	—
Total funding sources	135,321	151	0.44	137,867	81	0.23	141,927	47	0.13
Net interest spread (2)			3.69			3.36			2.95
Other liabilities	4,904			4,082			3,495
Shareholders’ equity	15,442			16,473			16,404
Noncontrolling interest	1			—			—
	$155,668			$158,422			$161,826
Net interest income/margin FTE basis (2)		$1,414	3.99%		$1,274	3.53%		$1,119	3.06%
_______
(1) Amounts have been calculated using whole dollar values.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3) Interest income includes hedging income of $40 million for the quarter ended December 31, 2022 and none for the quarters ended September 30, 2022 and June 30, 2022. Hedging income for the quarter ended December 31, 2022 reflects strategies designed to accelerate hedge notional maturities through the use of pay-fixed swaps. Benefits migrated from securities to loans in the first quarter of 2023.
(4) Interest income includes hedging expense of $43 million for the quarter ended December 31, 2022, none for the quarter ended September 30, 2022, and hedge income of $69 million for the quarter ended June 30, 2022.
(5) Interest income includes hedging expense of $5 million for the quarter ended December 31, 2022, none for the quarter ended September 30, 2022, and hedging income of $9 million for the quarter ended June 30, 2022.
(6) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 0.34% for the quarter ended December 31, 2022, 0.15% for the quarter ended September 30, 2022 and 0.06% for the quarter ended June 30, 2022.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2023 Earnings Release
Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI (non-GAAP)
The Pre-Tax Pre-Provision Income tables below present computations of pre-tax pre-provision income excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations.

	Quarter Ended
($ amounts in millions)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	2Q23 vs. 1Q23		2Q23 vs. 2Q22
Net income available to common shareholders (GAAP)	$556	$588	$660	$404	$558	$(32)	(5.4)%	$(2)	(0.4)%
Preferred dividends (GAAP)	25	24	25	25	25	1	4.2%	—	NM
Income tax expense (GAAP)	147	177	187	133	157	(30)	(16.9)%	(10)	(6.4)%
Income before income taxes (GAAP)	728	789	872	562	740	(61)	(7.7)%	(12)	(1.6)%
Provision for credit losses (GAAP)	118	135	112	135	60	(17)	(12.6)%	58	96.7%
Pre-tax pre-provision income (non-GAAP)	846	924	984	697	800	(78)	(8.4)%	46	5.8%
Other adjustments:
Securities (gains) losses, net	—	2	—	1	—	(2)	(100.0)%	—	NM
Leveraged lease termination gains, net	—	(1)	—	—	—	1	100.0%	—	NM
Insurance proceeds (1)	—	—	(50)	—	—	—	NM	—	NM
Branch consolidation, property and equipment charges	1	2	5	3	(6)	(1)	(50.0)%	7	116.7%
Professional, legal and regulatory expenses (1)	—	—	—	179	—	—	NM	—	NM
Total other adjustments	1	3	(45)	183	(6)	(2)	(66.7)%	7	116.7%
Adjusted pre-tax pre-provision income (non-GAAP)	$847	$927	$939	$880	$794	$(80)	(8.6)%	$53	6.7%

______
NM - Not meaningful
(1) In the third quarter of 2022, the Company settled a previously disclosed matter with the Consumer Financial Protection Bureau. The Company received an insurance reimbursement related to the settlement in the fourth quarter of 2022.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2023 Earnings Release
Non-Interest Income

	Quarter Ended
($ amounts in millions)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	2Q23 vs. 1Q23		2Q23 vs. 2Q22
Service charges on deposit accounts	$152	$155	$152	$156	$165	$(3)	(1.9)%	$(13)	(7.9)%
Card and ATM fees	130	121	130	126	133	9	7.4%	(3)	(2.3)%
Wealth management income	110	112	108	108	102	(2)	(1.8)%	8	7.8%
Capital markets income (1)	68	42	61	93	112	26	61.9%	(44)	(39.3)%
Mortgage income	26	24	24	37	47	2	8.3%	(21)	(44.7)%
Commercial credit fee income	28	26	25	26	23	2	7.7%	5	21.7%
Bank-owned life insurance	19	17	17	15	16	2	11.8%	3	18.8%
Market value adjustments on employee benefit assets-other (2)	—	(1)	(9)	(5)	(17)	1	100.0%	17	100.0%
Securities gains (losses), net	—	(2)	—	(1)	—	2	100.0%	—	NM
Insurance proceeds (3)	—	—	50	—	—	—	NM	—	NM
Other miscellaneous income	43	40	42	50	59	3	7.5%	(16)	(27.1)%
Total non-interest income	$576	$534	$600	$605	$640	$42	7.9%	$(64)	(10.0)%
Mortgage Income

	Quarter Ended
($ amounts in millions)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	2Q23 vs. 1Q23		2Q23 vs. 2Q22
Production and sales	$18	$13	$11	$18	$23	$5	38.5%	$(5)	(21.7)%
Loan servicing	39	38	42	40	28	1	2.6%	11	39.3%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	8	(12)	—	28	52	20	166.7%	(44)	(84.6)%
MSRs hedge gain (loss)	(12)	9	(6)	(26)	(41)	(21)	(233.3)%	29	70.7%
MSRs change due to payment decay	(27)	(24)	(23)	(23)	(15)	(3)	(12.5)%	(12)	(80.0)%
MSR and related hedge impact	(31)	(27)	(29)	(21)	(4)	(4)	(14.8)%	(27)	NM
Total mortgage income	$26	$24	$24	$37	$47	$2	8.3%	$(21)	(44.7)%

Mortgage production - portfolio	$970	$580	$712	$997	$1,277	$390	67.2%	$(307)	(24.0)%
Mortgage production - agency/secondary market	450	302	314	526	680	148	49.0%	(230)	(33.8)%
Total mortgage production	$1,420	$882	$1,026	$1,523	$1,957	$538	61.0%	$(537)	(27.4)%

Mortgage production - purchased	91.3%	88.3%	87.9%	88.1%	82.9%
Mortgage production - refinanced	8.7%	11.7%	12.1%	11.9%	17.1%

Wealth Management Income

	Quarter Ended
($ amounts in millions)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	2Q23 vs. 1Q23		2Q23 vs. 2Q22
Investment management and trust fee income	$77	$76	$76	$74	$72	$1	1.3%	$5	6.9%
Investment services fee income	33	36	32	34	30	(3)	(8.3)%	3	10.0%
Total wealth management income (4)	$110	$112	$108	$108	$102	$(2)	(1.8)%	$8	7.8%
Capital Markets Income

	Quarter Ended
($ amounts in millions)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	2Q23 vs. 1Q23		2Q23 vs. 2Q22
Capital markets income	$68	$42	$61	$93	$112	$26	61.9%	$(44)	(39.3)%
Less: Valuation adjustments on customer derivatives (5)	(9)	(33)	(11)	21	20	24	72.7%	(29)	(145.0)%
Capital markets income excluding valuation adjustments	$77	$75	$72	$72	$92	$2	2.7%	$(15)	(16.3)%
_________
NM - Not Meaningful
(1)Capital markets income primarily relates to capital raising activities that includes debt securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and merger and acquisition advisory services.
(2)These market value adjustments relate to assets held for employee and director benefits that are offset within salaries and employee benefits expense and other non-interest expense.
(3)In the third quarter of 2022, the Company settled a previously disclosed matter with the Consumer Financial Protection Bureau. The Company received an insurance reimbursement related to the settlement in the fourth quarter of 2022.
(4)Total wealth management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the wealth management segment.
(5)For the purposes of determining the fair value of customer derivatives, the Company considers the risk of nonperformance by counterparties, as well as the Company's own risk of nonperformance. The valuation adjustments above are reflective of the values associated with these considerations.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2023 Earnings Release
Non-Interest Income

($ amounts in millions)	Six Months Ended		Year-to-Date Change 6/30/2023 vs. 6/30/2022
	6/30/2023	6/30/2022	Amount	Percent
Service charges on deposit accounts	$307	$333	$(26)	(7.8)%
Card and ATM fees	251	257	(6)	(2.3)%
Wealth management income	222	203	19	9.4%
Capital markets income (1)	110	185	(75)	(40.5)%
Mortgage income	50	95	(45)	(47.4)%
Commercial credit fee income	54	45	9	20.0%
Bank-owned life insurance	36	30	6	20.0%
Market value adjustments on employee benefit assets - other (2)	(1)	(31)	30	96.8%
Securities gains (losses), net	(2)	—	(2)	NM
Other miscellaneous income	83	107	(24)	(22.4)%
Total non-interest income	$1,110	$1,224	$(114)	(9.3)%
Mortgage Income

	Six Months Ended		Year-to-Date Change 6/30/2023 vs. 6/30/2022
($ amounts in millions)	6/30/2023	6/30/2022	Amount	Percent
Production and sales	$31	$66	$(35)	(53.0)%
Loan servicing	77	55	22	40.0%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	(4)	99	(103)	(104.0)%
MSRs hedge gain (loss)	(3)	(93)	90	96.8%
MSRs change due to payment decay	(51)	(32)	(19)	(59.4)%
MSR and related hedge impact	(58)	(26)	(32)	(123.1)%
Total mortgage income	$50	$95	$(45)	(47.4)%

Mortgage production - portfolio	$1,550	$2,298	$(748)	(32.6)%
Mortgage production - agency/secondary market	752	1,499	(747)	(49.8)%
Total mortgage production	$2,302	$3,797	$(1,495)	(39.4)%

Mortgage production - purchased	90.1%	74.6%
Mortgage production - refinanced	9.9%	25.4%
Wealth Management Income

	Six Months Ended		Year-to-Date Change 6/30/2023 vs. 6/30/2022
($ amounts in millions)	6/30/2023	6/30/2022	Amount	Percent
Investment management and trust fee income	$153	$147	$6	4.1%
Investment services fee income	69	56	13	23.2%
Total wealth management income (3)	$222	$203	$19	9.4%
Capital Markets Income

	Six Months Ended		Year-to-Date Change 6/30/2023 vs. 6/30/2022
($ amounts in millions)	6/30/2023	6/30/2022	Amount	Percent
Capital markets income	$110	$185	$(75)	(40.5)%
Less: Valuation adjustments on customer derivatives (4)	(42)	26	(68)	(261.5)%
Capital markets income excluding valuation adjustments	$152	$159	$(7)	(4.4)%
_________
NM - Not Meaningful
(1)Capital markets income primarily relates to capital raising activities that includes debt securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and merger and acquisition advisory services.
(2)These market value adjustments relate to assets held for employee and director benefits that are offset within salaries and employee benefits expense and other non-interest expense.
(3)Total wealth management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the wealth management segment.
(4)For the purposes of determining the fair value of customer derivatives, the Company considers the risk of nonperformance by counterparties, as well as the Company's own risk of nonperformance. The valuation adjustments above are reflective of the values associated with these considerations.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2023 Earnings Release
Non-Interest Expense

	Quarter Ended
($ amounts in millions)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	2Q23 vs. 1Q23		2Q23 vs. 2Q22
Salaries and employee benefits	$603	$616	$604	$593	$575	$(13)	(2.1)%	$28	4.9%
Equipment and software expense	101	102	102	98	97	(1)	(1.0)%	4	4.1%
Net occupancy expense	73	73	74	76	75	—	—%	(2)	(2.7)%
Outside services	42	39	41	40	38	3	7.7%	4	10.5%
Marketing	26	27	27	29	22	(1)	(3.7)%	4	18.2%
Professional, legal and regulatory expenses	20	19	23	199	24	1	5.3%	(4)	(16.7)%
Credit/checkcard expenses	15	14	14	13	13	1	7.1%	2	15.4%
FDIC insurance assessments	29	25	18	16	13	4	16.0%	16	123.1%
Visa class B shares expense	9	8	7	3	9	1	12.5%	—	—%
Operational losses	95	13	18	13	13	82	NM	82	NM
Branch consolidation, property and equipment charges	1	2	5	3	(6)	(1)	(50.0)%	7	116.7%
Other miscellaneous expenses	97	89	84	87	75	8	9.0%	22	29.3%
Total non-interest expense	$1,111	$1,027	$1,017	$1,170	$948	$84	8.2%	$163	17.2%

	Six Months Ended		Year-to-Date Change 6/30/2023 vs. 6/30/2022
($ amounts in millions)	6/30/2023	6/30/2022	Amount	Percent
Salaries and employee benefits	$1,219	$1,121	$98	8.7%
Equipment and software expense	203	192	11	5.7%
Net occupancy expense	146	150	(4)	(2.7)%
Outside services	81	76	5	6.6%
Marketing	53	46	7	15.2%
Professional, legal and regulatory expenses	39	41	(2)	(4.9)%
Credit/checkcard expenses	29	39	(10)	(25.6)%
FDIC insurance assessments	54	27	27	100.0%
Visa class B shares expense	17	14	3	21.4%
Operational losses	108	25	83	332.0%
Branch consolidation, property and equipment charges	3	(5)	8	160.0%
Other miscellaneous expenses	186	155	31	20.0%
Total non-interest expense	$2,138	$1,881	$257	13.7%
_________
NM - Not Meaningful

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2023 Earnings Release
Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, Adjusted Operating Leverage Ratios, and Adjusted Total Revenue
The tables below presents computations of the efficiency ratio, which is a measure of productivity, generally calculated as non-interest expense divided by total revenue; and the fee income ratio, generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the adjusted efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the adjusted fee income ratio. Net interest income and non-interest income are added together to arrive at total revenue. Adjustments are made to arrive at adjusted total revenue (non-GAAP). Net interest income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the adjusted fee income and adjusted efficiency ratios. Also presented is a computation of the adjusted operating leverage ratio (non-GAAP) which is the period to period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP).

		Quarter Ended
($ amounts in millions)		6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	2Q23 vs. 1Q23		2Q23 vs. 2Q22
Non-interest expense (GAAP)	A	$1,111	$1,027	$1,017	$1,170	$948	$84	8.2%	$163	17.2%
Adjustments:
Branch consolidation, property and equipment charges		(1)	(2)	(5)	(3)	6	1	50.0%	(7)	(116.7)%
Professional, legal and regulatory expenses (1)		—	—	—	(179)	—	—	NM	—	NM
Adjusted non-interest expense (non-GAAP)	B	$1,110	$1,025	$1,012	$988	$954	$85	8.3%	$156	16.4%
Net interest income (GAAP)	C	$1,381	$1,417	$1,401	$1,262	$1,108	$(36)	(2.5)%	$273	24.6%
Taxable-equivalent adjustment		12	13	13	12	11	(1)	(7.7)%	1	9.1%
Net interest income, taxable-equivalent basis	D	$1,393	$1,430	$1,414	$1,274	$1,119	$(37)	(2.6)%	$274	24.5%
Non-interest income (GAAP)	E	$576	$534	$600	$605	$640	$42	7.9%	$(64)	(10.0)%
Adjustments:
Securities (gains) losses, net		—	2	—	1	—	(2)	(100.0)%	—	NM
Leveraged lease termination gains		—	(1)	—	—	—	1	100.0%	—	NM
Insurance proceeds (1)		—	—	(50)	—	—	—	NM	—	NM
Adjusted non-interest income (non-GAAP)	F	$576	$535	$550	$606	$640	$41	7.7%	$(64)	(10.0)%
Total revenue	C+E=G	$1,957	$1,951	$2,001	$1,867	$1,748	$6	0.3%	$209	12.0%
Adjusted total revenue (non-GAAP)	C+F=H	$1,957	$1,952	$1,951	$1,868	$1,748	$5	0.3%	$209	12.0%
Total revenue, taxable-equivalent basis	D+E=I	$1,969	$1,964	$2,014	$1,879	$1,759	$5	0.3%	$210	11.9%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$1,969	$1,965	$1,964	$1,880	$1,759	$4	0.2%	$210	11.9%
Efficiency ratio (GAAP) (2)	A/I	56.4%	52.3%	50.5%	62.3%	53.9%
Adjusted efficiency ratio (non-GAAP) (2)	B/J	56.4%	52.2%	51.6%	52.6%	54.2%
Fee income ratio (GAAP) (2)	E/I	29.3%	27.2%	29.8%	32.2%	36.4%
Adjusted fee income ratio (non-GAAP) (2)	F/J	29.3%	27.2%	28.0%	32.2%	36.4%
________
NM - Not Meaningful
(1)In the third quarter of 2022, the Company settled a previously disclosed matter with the Consumer Financial Protection Bureau. The Company received an insurance reimbursement related to the settlement in the fourth quarter of 2022.
(2)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2023 Earnings Release
Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, Adjusted Operating Leverage Ratios, and Adjusted Total Revenue (continued)

		Six Months Ended June 30
($ amounts in millions)		2023	2022	2023 vs. 2022
Non-interest expense (GAAP)	A	$2,138	$1,881	$257	13.7%
Adjustments:
Branch consolidation, property and equipment charges		(3)	5	(8)	(160.0)%
Adjusted non-interest expense (non-GAAP)	B	$2,135	$1,886	$249	13.2%
Net interest income (GAAP)	C	$2,798	$2,123	$675	31.8%
Taxable-equivalent adjustment		25	22	3	13.6%
Net interest income, taxable-equivalent basis	D	$2,823	$2,145	$678	31.6%
Non-interest income (GAAP)	E	$1,110	$1,224	$(114)	(9.3)%
Adjustments:
Securities (gains) losses, net		2	—	2	NM
Leveraged lease termination gains		(1)	(1)	—	—%
Adjusted non-interest income (non-GAAP)	F	$1,111	$1,223	$(112)	(9.2)%
Total revenue	C+E= G	$3,908	$3,347	$561	16.8%
Adjusted total revenue (non-GAAP)	C+F=H	$3,909	$3,346	$563	16.8%
Total revenue, taxable-equivalent basis	D+E=I	$3,933	$3,369	$564	16.7%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$3,934	$3,368	$566	16.8%
Operating leverage ratio (GAAP) (1)	I-A				3.1%
Adjusted operating leverage ratio (non-GAAP) (1)	J-B				3.6%
Efficiency ratio (GAAP) (1)	A/I	54.4%	55.9%
Adjusted efficiency ratio (non-GAAP) (1)	B/J	54.3%	56.0%
Fee income ratio (GAAP) (1)	E/I	28.2%	36.3%
Adjusted fee income ratio (non-GAAP) (1)	F/J	28.2%	36.3%
______
NM - Not Meaningful
(1)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2023 Earnings Release
Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures

Return Ratios

The table below provides a calculation of “return on average tangible common shareholders’ equity” (non-GAAP). Tangible common shareholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common shareholders’ equity measure. Because tangible common shareholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. In calculating return on average tangible common shareholders' equity Regions makes adjustments to shareholders' equity including average intangible assets and related deferred taxes, average preferred stock and average accumulated other comprehensive income (AOCI). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		Quarter Ended
($ amounts in millions)		6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY*
Net income available to common shareholders (GAAP)	A	$556	$588	$660	$404	$558
Average shareholders' equity (GAAP)		$16,892	$16,457	$15,442	$16,473	$16,404
Less:
Average intangible assets (GAAP)		5,966	5,977	5,996	6,019	6,034
Average deferred tax liability related to intangibles (GAAP)		(104)	(103)	(105)	(104)	(101)
Average preferred stock (GAAP)		1,659	1,659	1,659	1,659	1,659
Average tangible common shareholders' equity (non-GAAP)	B	$9,371	$8,924	$7,892	$8,899	$8,812
Less: Average AOCI, after tax		(2,936)	(3,081)	(3,535)	(2,213)	(1,921)
Average tangible common shareholders' equity excluding AOCI (non-GAAP)	C	$12,307	$12,005	$11,427	$11,112	$10,733
Return on average tangible common shareholders' equity (non-GAAP) (1)	A/B	23.82%	26.70%	33.20%	18.02%	25.40%
Return on average tangible common shareholders' equity excluding AOCI (non-GAAP) (1)	A/C	18.14%	19.85%	22.91%	14.42%	20.85%
____
*Annualized
(1)Amounts have been calculated using whole dollar values.

Tangible Common Ratios
The following table provides a reconciliation of shareholders’ equity (GAAP) to tangible common shareholders’ equity (non-GAAP) and the calculations of the end of period “tangible common shareholders’ equity to tangible assets” and "tangible common book value per share" ratios (non-GAAP). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders' equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
TANGIBLE COMMON RATIOS
Shareholders’ equity (GAAP)	A	$16,639	$16,883	$15,947	$15,173	$16,507
Less:
Preferred stock (GAAP)		1,659	1,659	1,659	1,659	1,659
Intangible assets (GAAP)		5,959	5,971	5,982	6,005	6,028
Deferred tax liability related to intangibles (GAAP)		(106)	(104)	(103)	(105)	(104)
Tangible common shareholders’ equity (non-GAAP)	B	$9,127	$9,357	$8,409	$7,614	$8,924
Total assets (GAAP)	C	$155,656	$154,135	$155,220	$157,798	$160,908
Less:
Intangible assets (GAAP)		5,959	5,971	5,982	6,005	6,028
Deferred tax liability related to intangibles (GAAP)		(106)	(104)	(103)	(105)	(104)
Tangible assets (non-GAAP)	D	$149,803	$148,268	$149,341	$151,898	$154,984
Shares outstanding—end of quarter	E	939	935	934	934	934
Total equity to total assets (GAAP) (1)	A/C	10.69%	10.95%	10.27%	9.62%	10.26%
Tangible common shareholders’ equity to tangible assets (non-GAAP) (1)	B/D	6.09%	6.31%	5.63%	5.01%	5.76%
Tangible common book value per share (non-GAAP) (1)	B/E	$9.72	$10.01	$9.00	$8.15	$9.55
____
(1)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2023 Earnings Release
Credit Quality

	As of and for Quarter Ended
($ amounts in millions)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Components:
Beginning allowance for loan losses (ALL)	$1,472	$1,464	$1,418	$1,425	$1,416
Cumulative change in accounting guidance (1)	—	(38)	—	—	—
Beginning allowance for loan losses (ALL), as adjusted for change in accounting guidance	$1,472	$1,426	$1,418	$1,425	$1,416

Loans charged-off:
Commercial and industrial	52	49	38	20	21
Commercial real estate mortgage—owner-occupied	—	—	1	—	1
Total commercial	52	49	39	20	22
Commercial investor real estate mortgage	—	—	5	—	—
Total investor real estate	—	—	5	—	—
Residential first mortgage	1	—	—	1	—
Home equity—lines of credit	1	1	1	2	1
Home equity—closed-end	—	—	—	—	—
Consumer credit card	12	12	11	9	10
Other consumer—exit portfolios	3	5	4	4	4
Other consumer (2)	43	38	33	99	33
Total consumer	60	56	49	115	48
Total	112	105	93	135	70

Recoveries of loans previously charged-off:
Commercial and industrial	21	10	10	12	12
Commercial real estate mortgage—owner-occupied	—	—	1	1	1
Total commercial	21	10	11	13	13
Commercial investor real estate mortgage	—	—	1	—	1
Total investor real estate	—	—	1	—	1
Residential first mortgage	1	—	1	1	1
Home equity—lines of credit	2	3	3	2	4
Home equity—closed-end	—	—	—	—	1
Consumer credit card	1	2	2	2	2
Other consumer—exit portfolios	1	1	1	—	2
Other consumer	5	6	5	7	8
Total consumer	10	12	12	12	18
Total	31	22	24	25	32

Net charge-offs (recoveries):
Commercial and industrial	31	39	28	8	9
Commercial real estate mortgage—owner-occupied	—	—	—	(1)	—
Total commercial	31	39	28	7	9
Commercial investor real estate mortgage	—	—	4	—	(1)
Total investor real estate	—	—	4	—	(1)
Residential first mortgage	—	—	(1)	—	(1)
Home equity—lines of credit	(1)	(2)	(2)	—	(3)
Home equity—closed-end	—	—	—	—	(1)
Consumer credit card	11	10	9	7	8
Other consumer—exit portfolios	2	4	3	4	2
Other consumer	38	32	28	92	25
Total consumer	50	44	37	103	30
Total	81	83	69	110	38

Provision for loan losses (2)	122	129	115	103	47
Ending allowance for loan losses (ALL)	1,513	1,472	1,464	1,418	1,425
Beginning reserve for unfunded credit commitments	124	118	121	89	76
Provision for (benefit from) unfunded credit losses	(4)	6	(3)	32	13
Ending reserve for unfunded commitments	120	124	118	121	89
Allowance for credit losses (ACL) at period end	$1,633	$1,596	$1,582	$1,539	$1,514

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2023 Earnings Release

Credit Quality (continued)
	As of and for Quarter Ended
($ amounts in millions)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Net loan charge-offs as a % of average loans, annualized (3):
Commercial and industrial	0.24%	0.31%	0.22%	0.07%	0.07%
Commercial real estate mortgage—owner-occupied	0.01%	(0.02)%	(0.02)%	(0.06)%	0.05%
Commercial real estate construction—owner-occupied	(0.27)%	(0.05)%	(0.02)%	(0.08)%	(0.01)%
Total commercial	0.22%	0.28%	0.19%	0.06%	0.07%
Commercial investor real estate mortgage	—%	—%	0.27%	(0.01)%	(0.04)%
Commercial investor real estate construction	(0.04)%	—%	(0.01)%	—%	(0.01)%
Total investor real estate	(0.01)%	—%	0.21%	(0.01)%	(0.03)%
Residential first mortgage	—%	—%	(0.03)%	(0.01)%	(0.01)%
Home equity—lines of credit	(0.08)%	(0.22)%	(0.22)%	(0.08)%	(0.31)%
Home equity—closed-end	—%	(0.03)%	(0.02)%	(0.09)%	(0.04)%
Consumer credit card	3.38%	3.47%	2.94%	2.39%	2.70%
Other consumer—exit portfolios	2.56%	2.69%	2.46%	2.13%	0.80%
Other consumer (2)	2.55%	2.26%	2.08%	5.92%	1.72%
Total consumer	0.62%	0.55%	0.48%	1.25%	0.39%
Total	0.33%	0.35%	0.29%	0.46%	0.17%
Non-performing loans, excluding loans held for sale	$492	$554	$500	$495	$369
Non-performing loans held for sale	1	1	3	2	3
Non-performing loans, including loans held for sale	493	555	503	497	372
Foreclosed properties	15	15	13	14	11
Non-performing assets (NPAs)	$508	$570	$516	$511	$383
Loans past due > 90 days (4)	$131	$128	$208	$105	$107
Criticized loans—business (5)	$4,039	$3,725	$3,149	$2,771	$2,310
Credit Ratios (3):
ACL/Loans, net	1.65%	1.63%	1.63%	1.63%	1.62%
ALL/Loans, net	1.53%	1.50%	1.51%	1.50%	1.52%
Allowance for credit losses to non-performing loans, excluding loans held for sale	332%	288%	317%	311%	410%
Allowance for loan losses to non-performing loans, excluding loans held for sale	308%	266%	293%	287%	386%
Non-performing loans, excluding loans held for sale/Loans, net	0.50%	0.56%	0.52%	0.52%	0.39%
NPAs (ex. 90+ past due)/Loans, foreclosed properties, and non-performing loans held for sale	0.51%	0.58%	0.53%	0.54%	0.41%
NPAs (inc. 90+ past due)/Loans, foreclosed properties, and non-performing loans held for sale (4)	0.64%	0.71%	0.75%	0.65%	0.52%
(1)Regions adopted accounting guidance on January 1, 2023 that removed the definition of troubled debt restructurings and replaced it with modifications to borrowers (MTBs) experiencing financial difficulty. The Company recorded the cumulative effect of the change in accounting guidance as an increase in retained earnings and a reduction in deferred tax assets.
(2)At the end of the third quarter of 2022, the Company sold certain unsecured consumer loans with an associated allowance of $94 million at the time of the sale. As shown in the table below, there was a $63 million fair value mark recorded through charge-offs, which resulted in a net provision benefit of $31 million associated with the sale.
(3)Amounts have been calculated using whole dollar values.
(4)Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 21 for amounts related to these loans.
(5)Business represents the combined total of commercial and investor real estate loans.

Adjusted Net Charge-offs and Ratio (non-GAAP)

At the end of the third quarter of 2022, the Company made the strategic decision to sell certain unsecured consumer loans. These loans were marked down to fair value through charge-offs as shown below. Management believes that excluding the incremental increase to net charge-offs from the net charge-off ratio (GAAP) to arrive at an adjusted net charge-off ratio (non-GAAP) will assist investors in analyzing the Company's credit quality performance as well as provide a better basis from which to predict future performance.

	For the Quarter Ended
($ amounts in millions)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Net loan charge-offs (GAAP)	$81	$83	$69	$110	$38
Less: charge-offs associated with the sale of unsecured consumer loans	—	—	—	63	—
Adjusted net loan charge-offs (non-GAAP)	$81	$83	$69	$47	$38
Adjusted net loan charge-offs as a % of average loans, annualized (non-GAAP) (1)	0.33%	0.35%	0.29%	0.19%	0.17%
(1)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2023 Earnings Release
Non-Performing Loans (excludes loans held for sale)

	As of
($ amounts in millions, %'s calculated using whole dollar values)	6/30/2023		3/31/2023		12/31/2022		9/30/2022		6/30/2022
Commercial and industrial	$297	0.57%	$385	0.74%	$347	0.68%	$333	0.67%	$257	0.53%
Commercial real estate mortgage—owner-occupied	34	0.72%	34	0.68%	29	0.58%	29	0.57%	29	0.55%
Commercial real estate construction—owner-occupied	5	1.60%	6	1.85%	6	1.93%	6	2.22%	10	3.92%
Total commercial	336	0.59%	425	0.74%	382	0.68%	368	0.67%	296	0.55%
Commercial investor real estate mortgage	98	1.51%	67	1.06%	53	0.83%	59	0.93%	3	0.05%
Total investor real estate	98	1.14%	67	0.80%	53	0.63%	59	0.72%	3	0.04%
Residential first mortgage	24	0.12%	26	0.14%	31	0.16%	29	0.16%	27	0.15%
Home equity—lines of credit	28	0.84%	30	0.90%	28	0.79%	32	0.90%	36	1.00%
Home equity—closed-end	6	0.24%	6	0.23%	6	0.24%	7	0.28%	7	0.28%
Total consumer	58	0.17%	62	0.19%	65	0.20%	68	0.22%	70	0.22%
Total non-performing loans	$492	0.50%	$554	0.56%	$500	0.52%	$495	0.52%	$369	0.39%

Early and Late Stage Delinquencies

Accruing 30-89 Days Past Due Loans	As of
($ amounts in millions, %'s calculated using whole dollar values)	6/30/2023		3/31/2023		12/31/2022		9/30/2022		6/30/2022
Commercial and industrial	$55	0.10%	$47	0.09%	$56	0.11%	$77	0.16%	$37	0.08%
Commercial real estate mortgage—owner-occupied	4	0.09%	7	0.14%	9	0.18%	5	0.09%	5	0.10%
Total commercial	59	0.10%	54	0.09%	65	0.12%	82	0.15%	42	0.08%
Commercial investor real estate mortgage	1	0.01%	1	0.01%	—	—%	1	—%	—	—%
Total investor real estate	1	0.01%	1	0.01%	—	—%	1	—%	—	—%
Residential first mortgage—non-guaranteed (1)	83	0.42%	74	0.39%	86	0.47%	85	0.47%	71	0.41%
Home equity—lines of credit	28	0.85%	28	0.83%	30	0.85%	20	0.58%	16	0.45%
Home equity—closed-end	10	0.43%	10	0.38%	11	0.44%	11	0.44%	11	0.43%
Consumer credit card	16	1.28%	15	1.24%	16	1.26%	17	1.39%	13	1.11%
Other consumer—exit portfolios	6	1.54%	7	1.38%	10	1.75%	10	1.49%	10	1.31%
Other consumer	79	1.32%	69	1.18%	67	1.18%	49	0.93%	48	0.81%
Total consumer (1)	222	0.78%	203	0.74%	220	0.82%	192	0.73%	169	0.66%
Total accruing 30-89 days past due loans (1)	$282	0.29%	$258	0.26%	$285	0.29%	$275	0.29%	$211	0.23%

Accruing 90+ Days Past Due Loans	As of
($ amounts in millions, %'s calculated using whole dollar values)	6/30/2023		3/31/2023		12/31/2022		9/30/2022		6/30/2022
Commercial and industrial	$10	0.02%	$23	0.04%	$30	0.06%	$4	0.01%	$4	0.01%
Commercial real estate mortgage—owner-occupied	1	0.02%	—	0.01%	1	0.02%	—	—%	1	0.02%
Total commercial	11	0.02%	23	0.04%	31	0.05%	4	0.01%	5	0.01%
Commercial investor real estate mortgage	—	—%	—	—%	40	0.63%	—	—%	—	—%
Total investor real estate	—	—%	—	—%	40	0.48%	—	—%	—	—%
Residential first mortgage—non-guaranteed (2)	53	0.28%	47	0.25%	47	0.26%	50	0.28%	50	0.29%
Home equity—lines of credit	19	0.56%	17	0.50%	15	0.44%	17	0.47%	16	0.46%
Home equity—closed-end	8	0.31%	8	0.36%	8	0.33%	8	0.31%	9	0.36%
Consumer credit card	15	1.26%	15	1.20%	15	1.19%	13	1.12%	11	0.97%
Other consumer—exit portfolios	1	0.18%	1	0.18%	1	0.19%	1	0.20%	2	0.19%
Other consumer	24	0.40%	17	0.30%	17	0.29%	12	0.22%	14	0.23%
Total consumer (2)	120	0.43%	105	0.42%	103	0.42%	101	0.40%	102	0.41%
Total accruing 90+ days past due loans (2)	$131	0.13%	$128	0.13%	$174	0.18%	$105	0.11%	$107	0.11%

Total delinquencies (1) (2)	$413	0.42%	$386	0.39%	$459	0.47%	$380	0.40%	$318	0.34%
(1)Excludes loans that are 100% guaranteed by FHA and guaranteed loans sold to Ginnie Mae where Regions has the right but not the obligation to repurchase. Total 30-89 days past due guaranteed loans excluded were $36 million at 6/30/2023, $37 million at 3/31/2023, $46 million at 12/31/2022, $39 million at 9/30/2022, and $42 million at 6/30/2022.
(2)Excludes loans that are 100% guaranteed by FHA and all guaranteed loans sold to Ginnie Mae where Regions has the right but not the obligation to repurchase. Total 90 days or more past due guaranteed loans excluded were $24 million at 6/30/2023, $30 million at 3/31/2023, $34 million at 12/31/2022, $26 million at 9/30/2022, and $28 million at 6/30/2022.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2023 Earnings Release
Forward-Looking Statements
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below:
•Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in interest rates and unemployment rates, inflation, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions.
•Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our businesses and our financial results and conditions.
•Changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity.
•Volatility and uncertainty related to inflation and the effects of inflation, which may lead to increased costs for businesses and consumers and potentially contribute to poor business and economic conditions generally.
•The impact of pandemics, including the COVID-19 pandemic, on our businesses, operations, and financial results and conditions. The duration and severity of any pandemic could disrupt the global economy, adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values, and result in lost revenue or additional expenses.
•Any impairment of our goodwill or other intangibles, any repricing of assets, or any adjustment of valuation allowances on our deferred tax assets due to changes in tax law, adverse changes in the economic environment, declining operations of the reporting unit or other factors.
•The effect of new tax legislation and/or interpretation of existing tax law, which may impact our earnings, capital ratios, and our ability to return capital to shareholders.
•Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases.
•Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses.
•Possible acceleration of prepayments on mortgage-backed securities due to declining interest rates, and the related acceleration of premium amortization on those securities.
•Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs.
•Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income.
•Rising interest rates could negatively impact the value of our portfolio of investment securities.
•The loss of value of our investment portfolio could negatively impact market perceptions of us.
•The effects of social media on market perceptions of us and banks generally.
•Volatility in the financial services industry (including failures or rumors of failures of other depository institutions), along with actions taken by governmental agencies to address such turmoil, could affect the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital.
•Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, some of whom possess greater financial resources than we do or are subject to different regulatory standards than we are.
•Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue.
•Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors.
•Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, such as special FDIC assessments, any new long-term debt requirements, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the changes in U.S. presidential administration, control of the U.S. Congress, and changes in personnel at the bank regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders.
•Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements.
•Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted.
•The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries.
•The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results.
•Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our businesses.
•Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and nonfinancial benefits relating to our strategic initiatives.
•The risks and uncertainties related to our acquisition or divestiture of businesses and risks related to such acquisitions, including that the expected synergies, cost savings and other financial or other benefits may not be realized within expected timeframes, or might be less than projected; and difficulties in integrating acquired businesses.
•The success of our marketing efforts in attracting and retaining customers.
•Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2023 Earnings Release
•Fraud or misconduct by our customers, employees or business partners.
•Any inaccurate or incomplete information provided to us by our customers or counterparties.
•Inability of our framework to manage risks associated with our businesses, such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act or failure to deliver our services effectively.
•Our ability to identify and address operational risks associated with the introduction of or changes to products, services, or delivery platforms.
•Dependence on key suppliers or vendors to obtain equipment and other supplies for our businesses on acceptable terms.
•The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts.
•The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses.
•The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage (specifically in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and frequency of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change.
•Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries.
•Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our businesses and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation.
•Our ability to achieve our expense management initiatives.
•Market replacement of LIBOR and the related effect on our LIBOR-based financial products and contracts, including, but not limited to, derivative products, debt obligations, deposits, investments, and loans.
•Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets.
•The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses.
•Our ability to receive dividends from our subsidiaries, in particular Regions Bank, could affect our liquidity and ability to pay dividends to shareholders.
•Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect.
•Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated.
•The effects of anti-takeover laws and exclusive forum provision in our certificate of incorporation and bylaws.
•The effects of any damage to our reputation resulting from developments related to any of the items identified above.
•Other risks identified from time to time in reports that we file with the SEC.
The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2022 and in Regions’ subsequent filings with the SEC.
You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law.
Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551.